EXHIBIT 99.1


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Synergy Resources Increases Proved Reserves by 40% in Its Mid-Year Update
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PLATTEVILLE,  CO -- (Marketwired) -- 05/21/13 -- Synergy  Resources  Corporation
(NYSE MKT: SYRG), Platteville, CO, announced that its third party reserve engineer, Ryder Scott Company, has evaluated the company's mid-year reserves for the period ending February 28th, 2013 and reported a PV10 value of $208 million on proved reserves of 13.63 million barrels of oil equivalent (BOE) versus a PV10 value of $148 million and 10.66 million BOE for the period ending August 31st, 2012. The largest increase in the reserves was in the Proved Developed Producing (PDP) category which rose 60%. There was an increase in Proved
Developed Not Producing (PDNP) reserves of 33% and an increase in Proved Undeveloped (PUD) reserves of 9%.

Monty Jennings, CFO of Synergy Resources, commented, "We are pleased to demonstrate continuing growth in our proved reserve base. The large increase in PDP reflects our acquisition of producing properties and our ability to convert unproved acreage to proved reserves through our drilling activities. This evaluation is based primarily on vertical wells and only 2.7% of the PV10 value in the reserve report is attributed to horizontal wells. We believe there is a great deal of un-booked potential reserve value in our leased acreage in the Wattenberg Field and the Northern DJ Basin. We intend to prove up that value which is not reflected on our reserve report through drilling of both horizontal and vertical wells."

The reserve estimates were prepared in accordance with guidelines established by the United States Securities and Exchange Commission for proved reserves. Probable and possible reserves are excluded. Prices are based on a trailing twelve month average and are held constant over the life of the properties. Similarly, costs are held constant for the duration of the well.

About Synergy Resources Corporation

Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as one of the most productive fields in the U.S. The company's corporate offices are located in Platteville, Colorado. More company news and information about Synergy Resources is available at www.syrginfo.com.

Important Cautions Regarding Forward Looking Statements

This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, indicates a forward-looking statement. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection as reflected in the forward-looking information. The identification in this press release of factors that may affect the company's

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future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Factors that could cause the company's actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the success of the company's exploration and development efforts; the price of oil and gas; worldwide economic situation; change in interest rates or inflation; willingness and ability of third parties to honor their contractual commitments; the company's ability to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; the company's capital costs, which may be affected by delays or cost overruns; costs of production; environmental and other regulations, as the same presently exist or may later be amended; the company's ability to identify, finance and integrate any future acquisitions; and the volatility of the company's stock price. Investor Relations Contact:

Jon Kruljac
Synergy Resources Corporation
jkruljac@syrginfo.com
Tel (303) 840-8166

Company Contact:
Rhonda Sandquist
Synergy Resources Corporation
rsandquist@syrginfo.com
Tel (970) 737-1073